EXHIBIT 10.3

                       MIDAMERICAN ENERGY HOLDINGS COMPANY
                                  P.O. BOX 657
                            DES MOINES, IA 50303-0657

January 24, 1996


Mr. Stanley J. Bright
666 Grand Avenue
P.O. Box 657
Des Moines, IA 50303-0657

Dear Mr. Bright:

     Pursuant to the Agreement and Plan of Exchange ("Exchange Agreement") dated as of January 24, 1996, by and between MidAmerican Energy Company ("MidAmerican"), and MidAmerican Energy Holdings Company ("Holdings"), MidAmerican will become a subsidiary of Holdings. In recognition of the value of your past services to MidAmerican and its subsidiaries, and in anticipation of your contribution to the future growth and success of Holdings and its subsidiaries, Holdings wishes to provide itself and its subsidiaries the continuing benefits of your service as a senior executive officer of Holdings and its subsidiaries on the terms and conditions set forth below.

     This letter sets forth our agreement with respect to your employment with Holdings and its subsidiaries during the period commencing on the Effective Time (as defined in the Exchange Agreement) and ending on July 1, 2000 (such period herein referred to as the "Employment Period").

     1.(a)  Between  the  Effective  Time and May 31,  1997,  you shall serve as
President and Chief Executive Officer of Holdings performing those responsibilities set forth on Exhibit A attached hereto. Commencing June 1, 1997 and ending on July 1, 2000, you shall serve as Chairman of the Board of Directors of Holdings ("Chairman") and Chief Executive Officer of Holdings. Any service required to be performed by you hereunder shall be of the type usually performed by the officer holding such title at a major public company. Your duties and services generally shall be performed by you on regular business days during normal business hours, and you agree to be present in Des Moines, Iowa, as required and for as much time as is necessary to perform your duties and services for the business of Holdings and its subsidiaries. You shall be entitled to vacation in accordance with the policy from time to time in effect for senior executive officers of the Holdings and its subsidiaries with credit for past service with MidAmerican Energy Company and its subsidiaries and Iowa-Illinois Gas and Electric Company. During the Employment Period you shall be reimbursed by Holdings in accordance with

Holdings's policy from time to time in effect for any expenses commensurate with your position which you may reasonably incur in the performance of your duties and services hereunder and which are properly substantiated.

     (b) In consideration of and as compensation for your services hereunder and your agreement not to compete with Holdings as set forth herein, during the Employment Period Holdings will pay to you, in equal installments with the same frequency as for other executives of Holdings, but at least monthly, a base salary not less than the base salary paid the Chairman, such base salary to be subject to adjustment during the Employment Period in accordance with Holdings's policy for executives. In addition to such salary, you shall be eligible to receive, as additional compensation, appropriate management bonuses, long-term incentive awards and such other compensation elements as are applicable, in amounts not less than those paid or accrued for the Chairman of Holdings, in relation to the achievement by Holdings and its subsidiaries of corporate goals and objectives and Holdings will provide to you all other benefits accorded to full-time senior executive employees of Holdings from time to time, provided that such benefits shall be not less in the aggregate than those in effect at MidAmerican Energy Company as of the Effective Time. Holdings's obligations to make the salary payments and to provide the other benefits provided for by this paragraph 1(b) shall be expressly contingent upon, and subject to, your observance of, and substantial compliance with, all of the terms and provisions thereof.

     2. You agree that during the Employment Period, and any additional period during which you are employed by or act as a consultant to Holdings or any subsidiary or affiliate, except with the prior written consent of Holdings, you will not in any way, directly or indirectly, own, manage, operate, control, accept employment or a consulting position with or otherwise advise or assist or be actively connected with, or have any financial interest in, directly or indirectly, any enterprise which engages in, or otherwise carries on, any business activity in competition with the business of Holdings and its subsidiaries in any geographic area in which they engage in such business. You further agree that during the Employment Period, and any additional period during which you are employed by Holdings or any subsidiary or an affiliate and, in any event, until the sixth anniversary of the Effective Time, subject to the foregoing, you will not take any action which might divert from Holdings or any of its subsidiaries or affiliates, successors or assigns any opportunity which would be within the scope of its or their respective present or future operations or business. It is understood that ownership of not more than one percent (1%) of the equity securities of a public company shall in no way be prohibited pursuant to the foregoing provisions.

     3. Notwithstanding any of the foregoing provisions of this Agreement, Holdings may terminate your duties and services hereunder during the term hereof and discharge you (i) in the event of a breach of this Agreement by you in any material respect as determined by the affirmative vote of two-thirds of the membership of Holdings's Board of Directors ("Board"), provided that the Board shall have given you written notice of such breach, and you shall have failed to remedy such breach within thirty (30) days of receipt of such notice, (ii) for cause, upon the affirmative vote of two-thirds of the membership of the Board (cause, for purposes of this Agreement, shall mean persistent incompetence, willful misconduct, dishonesty or conviction of a felony), or (iii) upon the affirmative vote of two-thirds of the membership of the Board, provided, in the case of (iii), Holdings shall be obligated to make the salary payments to and provide the other benefits provided for by paragraph 1(b) through the remainder of the Employment Period notwithstanding such termination. Your duties and services hereunder shall terminate in the event of your death or your physical inability to perform the services required to be performed by you hereunder, provided such inability shall have persisted for a continuous period of 270 days. Should your services be terminated by reason of your breach of this Agreement, or for cause, Holdings shall pay to you your salary only through the end of the calendar month in which such termination occurs, and if your services are terminated by reason of your death or your physical inability to perform the services required to be performed by you hereunder prior to the Retirement Date, your salary hereunder shall terminate on the date benefits in respect of your death or physical disability are made available to your estate or personal representative under Holdings's benefit plans.

     In the event of a breach of this Agreement by Holdings in any material respect, such breach shall be deemed to constitute a constructive termination of your employment in contravention of this Agreement, qualifying you for payment pursuant to paragraph 3(iii) above and such other remedies as are available in law or in equity; provided, however, that you shall have given the Board of Holdings written notice of such breach, and the Board shall have failed to cause Holdings to remedy such breach within thirty (30) days of receipt of such notice.

     4. It is understood and agreed that the services to be rendered under this Agreement by you are special, unique and of an extraordinary character, and, more particularly, that in the event of any breach or threatened breach by you of the provisions of paragraph 2 hereof, Holdings shall have no adequate remedy in law. Consequently, in the event of a breach or threatened breach by you of the provisions of paragraph 2 hereof, in addition to Holdings's right to terminate this Agreement pursuant to paragraph 3 hereof, Holdings shall be entitled to an injunction restraining you from any such breach or threatened breach.

     5. Any paragraphs sentence, phrase or other provision of this Agreement which is in conflict with any applicable statute, rule or other law shall be deemed, if possible, to be modified or altered to conform thereto or, if not possible, to be omitted herefrom. The invalidity of any portion hereof shall not affect the force and effect of the remaining valid portions hereof.

     6. This Agreement is governed by and is to be construed in accordance with the substantive law (and not the choice of law rules) of the State of Iowa. This Agreement (and the Exchange Agreement at Article V) constitutes the entire understanding between you and Holdings with respect to the subject matter contained herein and, except as otherwise set forth in this paragraph 6, as at the Effective Time supersedes and cancels any and all prior written or oral understandings and agreements with respect to such matters.

     7. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, or sent by an overnight delivery service, addressed as follows:

If to Holdings:

     MidAmerican Energy Holdings Company
     666 Grand Avenue
     P.O. Box 657
     Des Moines, Iowa 50303-0657

If to you:

     Mr. Stanley J. Bright
     666 Grand Avenue
     P.O. Box 657
     Des Moines, Iowa 50303-0657

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

     8. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

     9. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by Holdings or by you.


     10. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same installment.

     11. This Agreement shall have no force and effect unless and until the Effective Time.

Sincerely,

MIDAMERICAN ENERGY HOLDINGS COMPANY



By:      /s/ RUSSELL E. CHRISTIANSEN
         ---------------------------
         Russell E. Christiansen
         Chairman

Accepted and agreed to as
of the date first written
above


         /s/ STANLEY J. BRIGHT
         ---------------------------
         Stanley J. Bright

                                                                       EXHIBIT A


RESPONSIBILITIES OF PRESIDENT AND CEO:

         *     Development of Strategic Options

         *     All Operating Functions

         *     Financial Management

            *      Budgeting, Financial Planning and Financial Analysis

            *      Treasury Functions

            * Finance, including relationships with Institutional Investors, Analysts and other shareholders; Investment Banking Relationships and Dealing with Credit Rating Agencies

            *    Dealings with External Auditors

            *    Accounting, Financial Reporting, and Taxation

         *     Legal Affairs

         *     Corporate Development

         *     Rates and Regulatory Matters

         *     Governmental Affairs

         *     Marketing and Economic Development

         *     Human Resources

         * Other Administrative Functions (e.g., Purchasing and Management Information Services)